UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 24, 2021

S&P Global Inc.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041

(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 pershare)	SPGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 24, 2021, S&P Global Inc., a New York corporation (the “Company”), entered into an Asset Purchase Agreement, dated as of December 24, 2021, by and between the Company and FactSet Research Systems Inc., a Delaware corporation (“FactSet”), providing, among other things, that, upon the terms and subject to the conditions set forth therein, the Company will sell its CUSIP Global Services division, which is the CUSIP issuance and data licensing business operated by the Company (the “CGS Business”) on behalf of the American Bankers Association (the “ABA”) to FactSet for a purchase price of $1,925,000,000 (the “CGS Transaction”), subject to customary adjustments (the “CGS Purchase Agreement”). In connection with the CGS Purchase Agreement, the Company, FactSet and the ABA entered into a Novation Agreement which will become effective at the closing of the CGS Transaction, pursuant to which the ABA consented to the CGS Transaction and FactSet agreed to assume all of the Company’s obligations to the ABA under the CGS Business’ license agreement with the ABA. The Loan Syndications and Trading Association, Inc. also has consented to the CGS Transaction.

The closing of the CGS Transaction is subject to satisfaction or waiver of certain conditions, including: (1) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (2) approval of FactSet as a purchaser of the assets of the CGS Business by the European Commission and pursuant to commitments entered into between the Company and the European Commission; (3) the effectiveness of certain assignment or novation agreements relating to the CGS Business (which have already been obtained); (4) the absence of any legal restraint issued by any court or governmental entity of competent jurisdiction preventing consummation of the CGS Transaction; (5) accuracy of each party’s representations and warranties, subject in most cases to materiality or material adverse effect qualifications; (6) material compliance with each party’s covenants; and (7) consummation of the merger between the Company and IHS Markit Ltd., a Bermuda exempted company limited by shares (“IHS Markit”), pursuant to the Agreement and Plan of Merger, dated as of November 29, 2020, by and among the Company, IHS Markit, and Sapphire Subsidiary Ltd., as amended (the “S&P Global–IHS Markit Merger Agreement”). There is no financing condition to the obligations of FactSet to consummate the CGS Transaction.

The CGS Purchase Agreement also contains customary representations and warranties by each party. The Company and FactSet have also agreed to various customary covenants and agreements, including, among others, that during the period between the execution of the CGS Purchase Agreement and the closing of the CGS Transaction, the Company will use reasonable best efforts to operate, subject to certain exceptions, the CGS business in all material respects in the ordinary course and use commercially reasonable efforts to preserve substantially intact the present business organization of the CGS Business. In addition, the CGS Purchase Agreement contains covenants that require each of the Company and FactSet to use best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate the CGS Transaction, including all actions and all things necessary to satisfy the conditions precedent to the CGS Transaction and obtain all required approvals, including regulatory approvals. The CGS Purchase Agreement also contains restrictions on each party’s ability to solicit certain employees from the other party with respect to the CGS Business for a period of one year following the closing of the CGS Transaction.

The CGS Purchase Agreement contains certain termination rights for each of the Company and FactSet, including in the event that (1) the European Commission determines that FactSet is not an acceptable purchaser of the CGS Business or the S&P Global–IHS Markit Merger Agreement is terminated prior to the closing of the pending merger between the Company and IHS Markit; (2) the CGS Transaction is not consummated on or before June 24, 2022 (subject to extension by either party to September 24, 2022 in the event that regulatory approvals remain the only conditions to the closing not satisfied and further extension by either party to December 24, 2022 in the event that regulatory approvals continue to remain the only conditions to the closing not satisfied); (3) if any restraint having the effect of preventing the consummation of the CGS Transaction shall have become final and nonappealable; and (4) the representations and warranties of the other party fail to be true and correct or the other fails to perform any of its covenants contained in the CGS Purchase Agreement, which failure or breach has not been cured within a certain time period.

The Company and FactSet have agreed to enter into related transaction agreements at the closing, including a transition services agreement.

The foregoing description of the CGS Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the CGS Purchase Agreement, a copy of which will be filed at a later date. The CGS Purchase Agreement will be attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or FactSet. In particular, the assertions embodied in the representations, warranties, covenants and agreements contained in the CGS Purchase Agreement were made only for purposes of the CGS Purchase Agreement, were solely for the benefit of the parties to the CGS Purchase Agreement, and are qualified by information in confidential disclosure schedules provided by each of the Company and FactSet in connection with the signing of the CGS Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties, covenants and agreements set forth in the CGS Purchase Agreement. Moreover, certain representations, warranties, covenants and agreements in the CGS Purchase Agreement were used for the purpose of allocating risk between the Company and FactSet rather than establishing matters as facts and were made only as of the date of the CGS Purchase Agreement (or such other date or dates as may be specified in the CGS Purchase Agreement). In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. Accordingly, the representations, warranties, covenants and agreements in the CGS Purchase Agreement may not describe the actual state of affairs at the date they were made or at any other time and should not be relied upon as characterizations of the actual state of facts about the Company or FactSet. Moreover, information concerning the subject matter of the representations, warranties, covenants and agreements may change after the date of the CGS Purchase Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Item 8.01	Other Events

On December 27, 2021, the Company and IHS Markit issued a joint press release announcing (i) the execution of the CGS Purchase Agreement and (ii) the execution of an Asset Purchase Agreement, dated as of December 24, 2021 by and among the Company, IHS Markit, and News Corporation (“News Corp”), a Delaware corporation, providing, among other things, that, upon the terms and subject to the conditions set forth therein, IHS Markit will sell all right, title and interest in and to its base chemicals business to News Corp for a purchase price of $295,000,000, subject to customary adjustments (the “Base Chemicals Transaction”). The Company and IHS Markit anticipate the combined company will receive aggregate net sale proceeds of approximately $1.3 billion from these transactions, which proceeds are net of taxes and payments to CGS’s industry partner.

Completion of the Base Chemicals Transaction remains subject to customary closing conditions, including receipt of certain regulatory approvals and the closing of the pending merger between the Company and IHS Markit.

A copy of the joint press release announcing the CGS Transaction and the Base Chemicals Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Description

99.1	Joint Press Release, dated December 27, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/ Alma Rosa Montanez
By:	Alma Rosa Montanez
Assistant Corporate Secretary & Chief Corporate Counsel

Dated: December 27, 2021